Filed Pursuant to Rule 424(b)(3)
Registration No. 333-187470

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

SUPPLEMENT NO. 13 DATED FEBRUARY 18, 2015

TO THE PROSPECTUS DATED OCTOBER 2, 2014

This document supplements, and should be read in conjunction with, the prospectus of Cole Office & Industrial REIT (CCIT II), Inc. dated October 2, 2014. This Supplement No. 13 supersedes and replaces all previous supplements to the prospectus. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus as supplemented herein.

The purpose of this supplement is to describe the following:

(1)	the status of the offering of shares of Cole Office & Industrial REIT (CCIT II), Inc.;

(2)	declaration of distributions;

(3)	the termination and settlement of a potential change of control for our sponsor;

(4)	an update to our suitability standards for Michigan investors;

(5)	recent real property investments and debt;

(6)	updates to our risk factors;

(7)	updates to our management;

(8)	the renewal of our advisory agreement;

(9)	compensation, fees and reimbursements paid or payable to Cole Corporate Income Advisors II, LLC and its affiliates as of September 30, 2014;

(10)	updated selected financial data;

(11)	updated distributions and share redemption information;

(12)	an update to our valuation policy;

(13)	the delivery of revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement, attached hereto as Appendices B, C, D and E, respectively; and

(14)	the incorporation of certain historical information by reference into the prospectus.

OPERATING INFORMATION

Status of Our Public Offering

The registration statement for our initial public offering of 300,000,000 shares of common stock was declared effective by the Securities and Exchange Commission (the SEC) on September 17, 2013. Of these shares, we are offering 250,000,000 shares in our primary offering and up to 50,000,000 shares pursuant to our distribution reinvestment plan, subject to our ability to reallocate shares between our primary offering and our distribution reinvestment plan. During the month of January 2015, we accepted investors’ subscriptions for, and issued, a total of approximately 301,000 shares of our common stock in the offering, resulting in gross proceeds to us of approximately $2.9 million, consisting of approximately 224,000 shares of our common stock in our primary offering, resulting in gross proceeds to us of approximately $2.2 million, and approximately 77,000 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $735,000. As of January 31, 2015, we had accepted investors’ subscriptions for, and issued, a total of approximately 24.9 million shares of our common stock in the offering, resulting in gross proceeds to us of approximately $247.9 million (including shares issued pursuant to our distribution reinvestment plan). As of January 31, 2015, approximately 275.1 million shares of our common stock remained available for sale in the offering for approximately $2.7 billion.

We will offer shares of our common stock pursuant to the offering until September 17, 2015, unless our board of directors terminates the offering at an earlier date or all shares being offered have been sold, in which case the offering will be terminated. If all of the shares we are offering have not been sold by September 17, 2015, we may extend the offering as permitted under applicable law. In addition, at the discretion of our board of directors, we may elect to extend the termination date of our offering of shares reserved for issuance pursuant to our distribution reinvestment plan until we have sold all shares allocated to such plan through the reinvestment of distributions, in which case participants in the plan will be notified. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time prior to the stated termination date.

Distributions

Our board of directors authorized a daily distribution, based on 365 days in the calendar year, of $0.0017260274 per share, assuming a $10.00 per share purchase price, for stockholders of record as of the close of business on each day of the period commencing on January 1, 2015 and ending on March 31, 2015. The payment date for each of the daily distributions of the period commencing on January 1, 2015 and ending on January 31, 2015 will be in February 2015. The payment date for each of the daily distributions of the period commencing on February 1, 2015 and ending on February 28, 2015 will be in March 2015. The payment date for each of the daily distributions of the period commencing on March 1, 2015 and ending on March 31, 2015 will be in April 2015.

PROSPECTUS UPDATES

Termination and Settlement of a Potential Change of Control for Our Sponsor

The prospectus is hereby supplemented to include the following information regarding the termination and settlement of a potential change of control for our sponsor.

An affiliate of American Realty Capital Properties, Inc. (ARCP) entered into a definitive agreement (the RCAP Agreement), dated as of September 30, 2014, with RCS Capital Corporation (RCAP) pursuant to which RCAP would have acquired Cole Capital®, our sponsor. The acquisition would have included our external advisor, Cole Corporate Income Advisors II, LLC (CCI II Advisors), and our dealer manager, Cole Capital Corporation. Additionally, the parties entered into a strategic arrangement by which an indirect wholly-owned subsidiary of ARCP would have acted as sub-advisor (the Sub-advisor) to the non-traded real estate investment trusts sponsored by Cole Capital® (the Managed Funds), including us, and would have acquired and property managed real estate assets for the Managed Funds.

On October 22, 2014, our advisor entered into an interim sub-advisory agreement (the Interim Agreement) with RCAP Cole Corporate Income Advisors II, LLC, a subsidiary of RCAP (the RCAP Sub-advisor), in connection with the first closing under the RCAP Agreement. Pursuant to the Interim Agreement, the RCAP Sub-advisor agreed to use commercially reasonable best efforts to manage and supervise our operations and administration, other than the acquisition, operation and disposition of our assets, pending the final closing under the RCAP Agreement. The Interim Agreement provided for substantially the same allocation of advisory services and compensation as contemplated under the RCAP agreement.

On November 3, 2014, RCAP publicly announced that it had notified ARCP of its termination of the RCAP Agreement, and that the RCAP Sub-advisor would not act as our sub-advisor. Also on November 3, 2014, ARCP publicly announced that it had informed RCAP that RCAP’s attempt to terminate the RCAP Agreement constituted a breach of the RCAP Agreement.

On November 11, 2014, ARCP filed a complaint in the Court of Chancery of the State of Delaware against RCAP alleging that RCAP’s attempt to terminate the RCAP Agreement constituted a breach of the RCAP Agreement and seeking, among other things, specific performance of the RCAP Agreement or, in the alternative, money damages. On December 4, 2014, ARCP announced that it had entered into a settlement agreement with RCAP that resolved the dispute over RCAP’s termination of the RCAP Agreement.

Suitability Standards

The prospectus is hereby supplemented by deleting in its entirety the requirement that investors in Michigan must have a liquid net worth of at least 10 times their investment us, as currently provided in the “Suitability Standards” section beginning on page i of the prospectus and the Subscription Agreements previously attached as Appendices B, C, D and E to the prospectus. The revised Subscription Agreements attached hereto reflect the removal of such suitability standard.

Recent Real Property Investments and Debt

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Prospectus Summary — Description of Real Estate Investments” on page 12 of the prospectus.

Description of Real Estate Investments

As of January 31, 2015, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 23 properties, located in 15 states, consisting of approximately 7.2 million gross rentable square feet of corporate office and industrial space. We acquired 11 properties, listed below, between September 11, 2014 and January 31, 2015, which were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Tenant Industry	Number of Tenants	Tenants	Rentable Square Feet	Purchase Price
Amcor Rigid Plastics (The Plant) — Bellevue, OH	Manufacturing	1	Amcor Rigid Plastics USA, Inc.	202,408	$10,928,322
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	Manfufacturing	1	Amcor Rigid Plastics USA, Inc.	181,838	9,425,008
FedEx Ground — Johnstown, CO	Logistics	1	FedEx Ground Package System, Inc.	97,187	14,786,000
3D Systems — Rock Hill, SC	Manufacturing	1	3D Systems, Inc.	200,978	9,700,000
3 Phoenix Campus — Wake Forest, NC	Other Professional Services	1	3 Phoenix, Inc.	63,000	10,400,000
Amazon Distribution Center — Petersburg, VA	Wholesale	1	Amazon.com.kydc LLC	1,016,065	58,944,130
Protein Simple — San Jose, CA	Healthcare	1	ProteinSimple	97,957	36,000,000
Freeport McMoRan — Phoenix, AZ (1)	Mining and natural resources	2	Freeport Minerals Corporation / Arizona Commerce Authority	249,012	110,000,000
Avnet – San Antonio, TX	Electronics and Appliances	1	Avnet, Inc.	58,000	12,750,000
DuPont – Johnston, IA	Agriculture	1	E.I. DuPont de Nemours and Company	184,288	37,875,000
Procter & Gamble – Union, OH	Manufacturing	1	The Procter & Gamble Distributing LLC	1,791,246	85,692,347

				4,141,979	$396,500,807

(1)	The property is comprised of eight and one-half floors of a 26-story office building with 249,012 square feet that is 99% leased to Freeport Minerals Corporation.

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 109 of the prospectus.

Real Property Investments

As of January 31, 2015, we, through separate wholly-owned limited liability companies and limited partnerships of ours and our operating partnership, owned 23 properties, located in 15 states, consisting of approximately 7.2 million gross rentable square feet of corporate office and industrial space. We acquired 11 properties, listed below, between September 11, 2014 and January 31, 2015, which were acquired through the use of proceeds from our initial public offering and debt borrowings.

Property Description	Date Acquired	Year Built	Purchase Price (1)	Fees Paid to or Due to Sponsor (2)	Initial Yield (3)		Average Yield (4)	Physical Occupancy
Amcor Rigid Plastics (The Plant) — Bellevue, OH	September 26, 2014	1998	$10,928,322	$218,566	6.95%		8.01%	100%
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	September 26, 2014	2006	9,425,008	188,500	6.95%		8.01%	100%
FedEx Ground — Johnstown, CO	September 30, 2014	2014	14,786,000	295,720	6.75%		6.75%	100%
3D Systems — Rock Hill, SC	September 30, 2014	1992	9,700,000	194,000	2.12	% (5)	7.25%	100%
3 Phoenix Campus — Wake Forest, NC	September 30, 2014	2014	10,400,000	208,000	7.35%		8.12%	100%
Amazon Distribution Center — Petersburg, VA	October 15, 2014	2012	58,944,130	1,178,883	5.80%		6.35%	100%
Protein Simple — San Jose, CA	October 23, 2014	2014	36,000,000	720,000	5.94%		7.03%	100%
Freeport McMoRan — Phoenix, AZ (6)	November 4, 2014	2010	110,000,000	2,200,000	6.80%		8.11%	100%

Avnet — San Antonio, TX	December 19, 2014	2014	12,750,000	255,000	6.57%		7.20%	100%

DuPont — Johnston, IA	December 19, 2014	2014	37,875,000	757,500	6.70%		6.86%	100%

Procter & Gamble — Union, OH	December 23, 2014	2014	85,692,347	1,713,847	6.94%		7.44%	100%

			$396,500,807	$7,930,016

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents the number of renewal options and the term of each option.
(3)	Effective annual base rent and effective annual base rent per square foot add back adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
(5)	The initial yield is calculated using the effective annualized base rent, which is reduced during the first lease year due to the tenant occupying a portion of the building. The effective annual base rent increases in year two to reflect the tenant’s use of the entire property, resulting in a year two yield of 6.73%.
(6)	The property is comprised of eight and one-half floors of a 26-story office building with 249,012 square feet that is 99% leased to Freeport Minerals Corporation.

The following table sets forth the principal provisions of the lease terms for the major tenant at the property listed above:

Property	Major Tenant (1)	Total Square Feet Leased	% of Total Rentable Square Feet	Renewal Options (2)	Effective Annual Base Rent (3)		Effective Annual Base Rent per Square Foot (3)		Lease Term (4)
Amcor Rigid Plastics (The Plant) — Bellevue, OH	Amcor Rigid Plastics USA, Inc.	202,408	100%	2/5 yr.	$759,030	(5)	$3.75		9/26/2014	–	8/31/2029
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	Amcor Rigid Plastics USA, Inc.	181,838	100%	2/5 yr.	$654,617	(5)	$3.60		9/26/2014	–	8/31/2029
FedEx Ground — Johnstown, CO	FedEx Ground Package System, Inc.	97,187	100%	2/5 yr.	$998,057		$10.27		9/30/2014	–	8/31/2024
3D Systems — Rock Hill, SC	3D Systems, Inc.	200,978	100%	1/5 yr.,	$205,296	(6)	$3.50	(7)	9/30/2014	–	12/31/2014
				& 1/3	$340,728	(6)	$3.50	(7)	1/1/2015	–	6/30/2015
				yr.	$653,184	(8)	$3.25		7/1/2015	–	6/30/2024
3 Phoenix Campus — Wake Forest, NC	3 Phoenix, Inc.	63,000	100%	2/5 yr.	$764,202		$12.13		9/30/2014	–	7/13/2015
					$773,568		$12.28		7/14/2015	–	7/13/2016
					$783,167	(9)	$12.43		7/14/2016	–	1/13/2025
Amazon Distribution Center — Petersburg, VA	Amazon.com. kydc LLC	1,016,065	100%	4/5 yr.	$3,418,760	(10)	$3.36		10/15/2014	–	9/30/2027
Protein Simple — San Jose, CA	ProteinSimple	97,957	100%	2/5 yr.	$2,139,381		$21.84		10/23/2014	–	3/31/2016
					$2,327,458		$23.76		4/1/2016	–	9/30/2016
					$2,586,065	(8)	$26.40		10/1/2016	–	9/30/2023
Freeport McMoRan — Phoenix, AZ	Freeport Minerals Corporation	246,490	99%	2/5 yr.	$7,394,700		$30.00		11/4/2014	–	5/16/2015
					$7,887,680		$32.00		5/17/2015	–	5/16/2017
					$8,627,150		$35.00		5/17/2017	–	5/16/2022
					$9,366,620		$38.00		5/17/2022	–	5/16/2027
Avnet — San	Avnet, Inc.	58,000	100%	1/5 yr.	$838,100	(5)	$14.45		12/19/2014	–	11/30/2024
Antonio, TX
DuPont — Johnston, IA	E.I. DuPont de Nemours and Company	184,288	100%	—	$2,538,250		$13.77		12/19/2014	–	12/31/2015
					$2,576,324		$13.98		1/1/2016	–	12/31/2020
					$2,627,850		$14.26		1/1/2021	–	11/30/2026
Procter & Gamble — Union, OH	The Procter & Gamble Distributing LLC	1,791,246	100%	3/5 yr.	$5,949,617	(10)	$3.32		12/23/2014	–	10/31/2024

(1)	Major tenants include those tenants that occupy greater than 10% of the rentable square feet of the respective property.
(2)	Represents the number of renewal options and the term of each option.

(3)	Effective annual base rent and effective annual base rent per square foot add back adjustments for rent concessions or abatements, if any. In general, we intend for our properties to be subject to long-term triple or double net leases that require the tenants to pay substantially all operating expenses in addition to base rent.
(4)	Represents the lease term beginning with the later of the purchase date or the rent commencement date through the end of the non-cancelable lease term, assuming no renewals are exercised.
(5)	The annual base rent under the lease increases annually by 2.0% of the then-current annual base rent.
(6)	The effective annual base rent for this property is reduced during the first lease year due to the tenant occupying a portion of the building. The effective annual base rent increases in year two to reflect the tenant’s use of the entire property.
(7)	The effective annual base rent per square foot is calculated based on the portion of the building that the tenant occupies during the first lease year.
(8)	The annual base rent under the lease increases annually by approximately 3.0% of the then-current annual base rent.
(9)	The annual base rent under the lease increases annually by approximately 2.5% of the then-current annual base rent.
(10)	The annual base rent under the lease increases annually by approximately 1.5% of the then-current annual base rent.

Tenant Lease Expirations

The following table sets forth the aggregate lease expirations for each of our properties acquired as of January 31, 2015 for each of the next 10 years and thereafter, assuming no renewal options are exercised. For purposes of the table, the Total Annual Base Rent Expiring column represents annualized rental revenue, on a straight line basis, for each lease that expires during the respective year.

Year Ending December 31,	Number of Leases Expiring	Square Feet Expiring	Total Annual Base Rent Expiring	% of Total Annual Base Rent
2014	—	—	$—	—%
2015	—	—	—	—%
2016	—	—	—	—%
2017	—	—	—	—%
2018	—	—	—	—%
2019	—	—	—	—%
2020	—	—	—	—%
2021	—	—	—	—%
2022	—	—	—	—%
2023	4	1,061,748	8,828,842	18%
2024	8	3,308,501	12,779,552	26%
Thereafter	11	2,780,184	27,602,756	56%

	23	7,150,433	$49,211,150	100%

Depreciable Tax Basis

For federal income tax purposes, the preliminary aggregate depreciable basis in the 11 properties described in this prospectus supplement is approximately $359.0 million. When we calculate depreciation expense for federal income tax purposes, we depreciate buildings and improvements over a 40-year recovery period, land improvements over a 20-year recovery period and furnishings and equipment over a 12-year recovery period using a straight-line method, mid-month convention for 40-year property and a straight-line method, half-year convention for all other property. We currently have no plans for any significant renovations, improvements or development of the properties described in this prospectus supplement that would be an additional cost to us, and we believe the properties described in this prospectus supplement are adequately insured. We intend to obtain adequate insurance coverage for all future properties that we acquire. The preliminary depreciable basis in these properties is estimated, as of January 31, 2015, as follows:

Property	Depreciable Tax Basis
Amcor Rigid Plastics (The Plant) — Bellevue, OH	$11,201,530
Amcor Rigid Plastics (The Warehouse) — Bellevue, OH	9,660,633
FedEx Ground — Johnstown, CO	15,155,650
3D Systems — Rock Hill, SC	9,942,500
3 Phoenix Campus — Wake Forest, NC	10,660,000
Amazon Distribution Center — Petersburg, VA	48,334,187
Protein Simple — San Jose, CA	29,520,000
Freeport McMoRan — Phoenix, AZ	112,750,000
Avnet – San Antonio, TX	10,455,000
DuPont – Johnston, IA	31,057,500
Procter & Gamble – Union, OH	70,267,725

$359,004,725

Debt

The following information supersedes and replaces the section of our prospectus captioned “Investment Objectives and Policies — Debt — Revolving Credit Facility” beginning on page 113 of the prospectus.

Credit Facility

On December 12, 2014, our operating partnership entered into an amended and restated credit agreement (Amended Credit Agreement) with JPMorgan Chase Bank, N.A. (JPMorgan Chase) as administrative agent, swing line lender and letter of credit issuer, Regions Bank and U.S. Bank National Association (U.S. Bank) as co-syndication agents, and other lending institutions that are or may become parties to the Amended Credit Agreement (collectively with JPMorgan Chase, Regions Bank and U.S. Bank, the Lenders). The Lenders are not affiliated with us, our advisor, or their affiliates.

The Amended Credit Agreement allows our operating partnership to borrow up to $200.0 million in revolving loans (the Revolving Loans) and includes a $200.0 million term loan (the Term Loan), with the maximum amount outstanding not to exceed the borrowing base (the Borrowing Base), calculated as (i) 65% of the aggregate value allocated to each qualified property comprising eligible collateral (as defined in the Amended Credit Agreement and collectively, the Qualified Properties) during the period from December 12, 2014 through June 29, 2015; (ii) 62.5% during the period from June 30, 2015 through December 30, 2015; and 60.0% from and after December 31, 2015 (the Amended Credit Facility).

Up to 15.0% of the Revolving Loans may be used for issuing letters of credit and up to 10.0% of the Revolving Loans, not to exceed $50.0 million, may be used for short term (ten day or less) advances. Subject to meeting certain conditions described in the Amended Credit Agreement and the payment of certain fees, aggregate borrowings under the Amended Credit Facility may be increased up to a maximum of $1.25 billion. The Revolving Loans mature on December 12, 2018; however, we may elect to extend the maturity dates of such loans to December 12, 2019, subject to satisfying certain conditions described in the Amended Credit Agreement. The Term Loan matures on December 12, 2019. If we do not reach $1.0 billion in total asset value, as defined by the Amended Credit Agreement, prior to March 31, 2016, both the Revolving Loans and Term Loan will mature on September 30, 2017.

The Revolving Loans and Term Loan will bear interest at rates depending upon the type of loan specified by us. For a eurodollar rate loan (as defined in the Amended Credit Agreement), the interest rate will be equal to the one-month, two-month, three-month or six-month LIBOR for the interest period, as elected by us, multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement), plus 2.45%. For base rate committed loans (as defined in the Amended Credit Agreement), the interest rate will be a per annum amount equal to the greatest of: (a) JPMorgan Chase’s Prime Rate; (b) the Federal Funds Effective Rate (as defined in the Amended Credit Agreement) plus 0.50%; and (c) one-month LIBOR multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement) plus 2.45%. The Amended Credit Agreement also includes interest rate structures should we convert to an unsecured facility, or should we obtain an investment grade rating, subject to meeting certain conditions described in the Amended Credit Agreement. The Amended Credit Agreement also includes usual and customary events of default and remedies for facilities of this nature. Upon the occurrence of any event of default, the eurodollar rate loans and base rate committed loans will bear interest payable at an interest rate equal to 2.0% per annum above the interest rate that would otherwise be applicable at that time, until the default is cured.

Our operating partnership paid certain fees under the Amended Credit Agreement, including arrangement and up-front fees. Our operating partnership will also pay an annual administrative agent fee, as well as an annualized fee for any unused portion of the Amended Credit Facility (the Unused Fee). The Unused Fee is equal to the daily undrawn amount multiplied by a per annum percentage for such day (as determined for a 360-day year) that is based upon the consolidated outstanding indebtedness divided by total asset value (the Leverage Ratio), and ranges from 0.25% at a Leverage Ratio of 45% or less to 0.30% at a Leverage Ratio greater than 45%. Our operating partnership must also pay certain fees upon the issuance of each letter of credit under the Amended Credit Agreement and a quarterly fee based on the outstanding face amount of any letters of credit issued under the Amended Credit Facility.

Our operating partnership has the right to prepay the outstanding amounts under the Amended Credit Facility, in whole or in part, without premium or penalty, provided that (i) prior written notice is received by the administrative agent; (ii) any prepayment of eurodollar rate loans shall be in a principal amount of $5.0 million or a whole multiple of $1.0 million in excess thereof; and (iii) any prepayment of base rate committed loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount then outstanding.

As of January 31, 2015, the Borrowing Base under the Amended Credit Facility based on the underlying collateral pool for qualified properties was approximately $384.4 million and the amount outstanding under the Amended Credit Facility was $365.8 million.

Series C Loan

On November 11, 2014, our operating partnership entered into a second modification agreement to the Series C Loan, in order to extend the maturity date to January 13, 2016. As of January 31, 2015, the amount outstanding under the Series C Loan was $30.0 million.

EverBank Loan

On October 6, 2014, we, through certain of our wholly-owned subsidiaries, entered into a balloon promissory note with EverBank Financial Corp. (EverBank), in the principal amount of $35.1 million (the EverBank Loan). The EverBank Loan is collateralized by three single-tenant office and industrial properties, which we purchased for an aggregate purchase price of approximately $58.9 million. The EverBank Loan bears interest at a fixed rate of 4.08% per annum with interest payments due monthly. The principal amount will be due November 1, 2021, the maturity date.

Upon not less than 30 days’ advance written notice to EverBank, and upon payment of a prepayment penalty fee, as defined in the promissory note, we shall have the right to prepay the EverBank Loan in whole. The EverBank Loan is non-recourse to us and our subsidiaries, but we are each liable for customary non-recourse carve-outs. The EverBank Loan contains customary financial, affirmative and negative covenants. Upon the occurrence of an event of default, interest on the EverBank Loan will accrue at an annual default interest rate equal to the lesser of 15.00% per annum or the highest rate permitted by the applicable law governing the EverBank Loan and any outstanding principal and interest would be payable on the demand of EverBank.

Risk Factors

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc.” beginning on page 23 of the prospectus.

The suspension or termination of selling agreements by broker-dealers participating in this offering, or our inability to generate additional selling agreements with prospective broker-dealers, will impact our ability to raise capital in the near term.

On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon, and that such independent investigation is ongoing. Subsequently, our dealer manager was advised by several of the broker-dealers participating in this offering that they would either terminate or suspend their selling dealer agreements with our dealer manager, and by certain prospective broker-dealers that, for a period of time, they would suspend their initial review of this offering prior to entering into a selling dealer agreement with our dealer manager. As a result, we may not be able to raise a substantial amount of capital in the near term. If we are not able to raise a substantial amount of capital, we may have difficulty in identifying and purchasing suitable properties on attractive terms in order to meet our investment objectives and may be unable to reduce our current leverage profile. This could also adversely affect our ability to pay regular distributions from cash flow from operations to investors.

Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of ARCP’s recent announcement that certain of ARCP’s financial statements should no longer be relied upon. To the extent such matters require further attention of the members of our management and the management of our advisor, such persons’ focus on our business strategy may be diminished.

On October 29, 2014, ARCP, the indirect parent of our sponsor, our advisor, our dealer manager and our property manager, announced that, as a result of an independent investigation being conducted by its audit committee, certain of ARCP’s financial statements should no longer be relied upon and that such independent investigation is ongoing. Certain members of our management and the management of our advisor have been and may continue to be required to devote time and resources to addressing issues created as a result of such announcement. Should such persons be required to devote further attention to these matters, their focus on our business strategy may be diminished.

The following information supersedes and replaces the section of our prospectus captioned “Risk Factors — Risks Related to an Investment in Cole Office & Industrial REIT (CCIT II), Inc. — We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock” beginning on page 24 of the prospectus.

We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.

To the extent that cash flow from operations has been or is insufficient to fully cover our distributions to our stockholders, we have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations. Such sources may include borrowings, proceeds from asset sales or the sale of our securities in this or future offerings. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common stock.

As of September 30, 2014, cumulative since inception, we have declared approximately $2.7 million of distributions and we have paid approximately $1.9 million, of which approximately $846,000 was paid in cash and approximately $1.0 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $6.4 million as of September 30, 2014, cumulative since inception. As we did not commence principal operations until January 13, 2014, we did not pay any distributions during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Nine Months Ended September 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$845,810	45%	$845,810	45%
Distributions reinvested	1,018,075	55%	1,018,075	55%

Total distributions	$1,863,885	100%	$1,863,885	100%

Source of distributions:
Proceeds from issuance of common stock	$1,863,885	100%	$1,863,885	100%

Net cash used by operating activities for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, was approximately $2.3 million and reflected a reduction for real estate acquisition-related expenses incurred of approximately $7.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows used in operating activities. As such, distributions of $1.9 million for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, were funded from proceeds from the offering.

Management

Effective as of December 12, 2014, Nicholas S. Schorsch resigned as one of our directors, our chairman of the board of directors, our chief executive officer and our president. In addition, effective as of December 12, 2014, Mr. Schorsch resigned as the chief executive officer of CCI II Advisors, our advisor, as the executive chairman of ARCP, an entity which controls our sponsor and is the parent company and indirect owner of CCI II Advisors, and as a director of Cole Capital Corporation, our dealer manager. Accordingly, all references to Mr. Schorsch in the prospectus are hereby supplemented with the aforementioned information.

Effective as of December 15, 2014, David S. Kay resigned as the president of CCI II Advisors and as the chief executive officer of ARCP. Accordingly, all references to Mr. Kay in the prospectus are hereby supplemented with the aforementioned information.

Effective as of December 15, 2014, Lisa E. Beeson resigned as the chief operating officer of CCI II Advisors, as the president and chief operating officer of ARCP and as the president and treasurer of Cole Capital Corporation. Accordingly, all references to Ms. Beeson in the prospectus are hereby supplemented with the aforementioned information.

The following information supersedes and replaces the first paragraph of the section of our prospectus captioned “Management – Executive Officers and Directors” on page 64 of the prospectus.

Michael T. Ezzell serves as our chairman of the board of directors, chief executive officer and president, and Simon J. Misselbrook serves as our chief financial officer and treasurer. We do not directly compensate Messrs. Ezzell or Misselbrook for their services as executive officers of our company, nor do we reimburse our advisor or any affiliate of our advisor for their salaries or benefits. We have provided below certain information about our executive officers and directors.

Name	Age*	Position(s)
Michael T. Ezzell	39	Chairman of the Board of Directors, Chief Executive Officer and President
Simon J. Misselbrook	37	Chief Financial Officer and Treasurer
P. Anthony Nissley	62	Independent Director
James F. Risoleo	59	Independent Director

*	As of January 31, 2015.

The “Management – Executive Officers and Directors” section beginning on page 64 of the prospectus is supplemented with the following information.

Michael T. Ezzell has served as our chairman of the board of directors, chief executive officer and president since December 2014 and as chief executive officer and president of our advisor since December 2014, and previously served as executive vice president of our advisor from March 2014 until December 2014. In addition, Mr. Ezzell serves or served in the following positions for certain other programs sponsored by Cole Capital® and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
Cole Credit Property Trust V, Inc., Cole Real Estate Income Strategy (Daily NAV), Inc.	Chairman of the board of directors, chief executive officer and president	December 2014 – Present

Cole Capital Corporation	President and treasurer	December 2014 – Present

	Executive vice president	March 2014 – December 2014

Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC, Cole REIT Advisors V, LLC, Cole Capital Partners, LLC, Cole Capital Advisors, Inc.	Chief executive officer and president	December 2014 – Present

	Executive vice president	March 2014 – December 2014

Cole REIT Advisors, LLC, Cole REIT Advisors III, LLC, Cole Corporate Income Advisors, LLC, Cole REIT Advisors IV, LLC	Executive vice president	March 2014 – Present

Mr. Ezzell has served as chief executive officer and president of Cole Capital since December 2014. He previously served as executive vice president, private capital markets at Cole Capital from March 2014 until December 2014. In his current role, Mr. Ezzell provides strategic direction and oversees all aspects of the management of Cole Capital, including product development, external and internal sales, marketing, broker/dealer relations, due diligence and securities operations. Mr. Ezzell served as senior vice president, product and business development at Cole Capital from January 2010 until March 2014. Prior to joining Cole Capital and its affiliates in January 2010, Mr. Ezzell was employed by AIG Advisor Group from November 2004 until January 2010, most recently as director of investment research. Mr. Ezzell was actively involved in the due diligence and research of all packaged investment products and programs for AIG Advisor Group’s four independent broker-dealers with a network of approximately 6,000 independent financial advisors. Mr. Ezzell also served with J.P. Carey Asset Management from 1998 until 2004, most recently as vice president. Mr. Ezzell received a B.A. degree with a double major in Economics and Political Science from Stetson University. He holds FINRA Series 7, 24 and 63 licenses.

Mr. Ezzell was selected to serve as a director because of his extensive capital markets experience and investment expertise, in addition to his leadership role at Cole Capital, all of which are expected to bring valuable insight to the board of directors.

Simon J. Misselbrook has served as our chief financial officer and treasurer since November 2014 and as chief financial officer and treasurer of our advisor since November 2014. Mr. Misselbrook also serves or served in the following positions for certain other programs sponsored by Cole Capital® and certain affiliates of Cole Capital:

Entity	Position(s)	Dates
Cole Credit Property Trust, Inc.	Senior vice president of accounting and principal accounting officer	March 2012 — May 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust II, Inc.	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.)	Senior vice president of accounting and principal accounting officer	March 2012 — February 2014
	Vice president of accounting and principal accounting officer	November 2010 — March 2012
Cole Credit Property Trust IV, Inc.	Chief financial officer and treasurer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — March 2014
	Vice president of accounting and principal accounting officer	May 2011 — March 2012
Cole Credit Property Trust V, Inc.	Chief financial officer and treasurer	September 2014 — Present
Cole Real Estate Income Strategy (Daily NAV), Inc.	Chief financial officer, treasurer and principal accounting officer	September 2014 — Present
	Senior vice president of accounting and principal accounting officer	March 2012 — September 2014
	Vice president of accounting and principal accounting officer	November 2011 — March 2012
Cole Corporate Income Trust, Inc.	Chief financial officer and treasurer	November 2014 — January 2015

Entity	Position(s)	Dates
Cole REIT Advisors IV, LLC, Cole REIT Advisors V, LLC, Cole Real Estate Income Strategy (Daily NAV) Advisors, LLC	Chief financial officer and treasurer	September 2014 — Present
Cole Corporate Income Advisors, LLC	Chief financial officer and treasurer	October 2014 — January 2015
Cole Capital Partners, LLC, Cole Capital Advisors, Inc.	Chief financial officer and treasurer	December 2014 — Present

Mr. Misselbrook also serves as chief financial officer and treasurer — managed REITs, Cole Capital, at ARCP. Mr. Misselbrook has worked in the real estate industry for more than 13 years, nine of which were specific to the REIT industry. Prior to joining Cole Capital and its affiliates in April 2007, he held the position of audit manager at Deloitte & Touche LLP in Los Angeles in the real estate group serving multiple clients including the world’s largest commercial real estate services firm, where he was the global engagement manager. Mr. Misselbrook earned his bachelor’s degree in accounting and tax, as well as a master’s degree in accounting science, from the University of South Africa. He is a Certified Public Accountant (licensed in the state of California), a Chartered Accountant (licensed in South Africa) and a member of the American Institute of Certified Public Accountants. He is an active participant in the REIT industry and participates in the Investment Program Association’s Non-Traded REIT Financial Standards Sub-Committee.

The prospectus is hereby supplemented by deleting in their entirety the brief descriptions and references for Gavin B. Brandon in the “Management — Executive Officers and Directors” section beginning on page 64 of the prospectus and the “Management — Our Advisor” section beginning on page 70 of the prospectus.

Renewal of Advisory Agreement

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management — The Advisory Agreement” beginning on page 75 of the prospectus.

Our board of directors has approved the renewal of our advisory agreement with CCI II Advisors for a term ending November 30, 2015, and the agreement may be renewed for an unlimited number of successive one-year periods thereafter.

Compensation, Fees and Reimbursements Paid or Payable to CCI II Advisors and Its Affiliates

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Management Compensation” beginning on page 79 of the prospectus.

We recorded commissions, fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the offering stage during the period reflected below.

Nine Months Ended
September 30, 2014
Offering Stage:
Selling commissions	$12,089,885
Selling commissions reallowed by Cole Capital Corporation	$12,089,885
Dealer manager fees	$3,657,032
Dealer manager fees reallowed by Cole Capital Corporation	$1,778,351
Other organization and offering expenses	$3,715,977

As of September 30, 2014, approximately $19.3 million of the amounts shown above had been paid to CCI II Advisors and its affiliates, and approximately $210,000 had been incurred, but not yet paid, for services provided by CCI II Advisors or its affiliates in connection with the offering stage and is a liability to us. As we did not commence principal operations until January 13, 2014, we did not incur any selling commissions, dealer manager fees or expense reimbursements in connection with the offering stage during the period from February 26, 2013 (date of inception) to September 30, 2013. As of September 30, 2014, CCI II Advisors had paid organization and offering costs in connection with this offering, which were not included in our financial statements because such costs were not a liability to us as they exceeded 2% of gross proceeds from this offering. As we raise additional proceeds from this offering, these costs may become payable.

We recorded fees and expense reimbursements as shown in the table below for services provided by our advisor and its affiliates related to the acquisition and operations stage during the period reflected below.

Nine Months Ended
September 30, 2014
Acquisition and Operations Stage:
Acquisition fees and expenses	$6,257,058
Advisory fees and expenses	$671,244
Operating expenses	$188,627

As of September 30, 2014, $6.8 million of the amounts shown above had been paid to CCI II Advisors and its affiliates, and approximately $313,000 had been incurred, but not yet paid, for services provided by CCI II Advisors or its affiliates in connection with the acquisitions and operations stage and was a liability to us. As we did not commence principal operations until January 13, 2014, we did not incur any fees or expense reimbursements in connection with the acquisition and operations stage during the period from February 26, 2013 (date of inception) to September 30, 2013.

Selected Financial Data

The following data supersedes and replaces the section of our prospectus captioned “Selected Financial Data” on page 116 of the prospectus.

The following data should be read in conjunction with our condensed consolidated unaudited financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2014 and our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, all of which are incorporated by reference into this prospectus.

The selected financial data presented below has been derived from our condensed consolidated unaudited interim financial statements as of and for the nine months ended September 30, 2014 and our audited consolidated financial statements as of December 31, 2013 and for the period from February 26, 2013 (Date of Inception) to December 31, 2013. As we did not commence principal operations until January 13, 2014, we had limited activity as of and during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

	As of and for the Nine Months Ended September 30, 2014	As of December 31, 2013 and for the Period from February 26, 2013 (Date of Inception) to December 31, 2013
Balance Sheet Data:
Total investment in real estate assets, net	$304,044,044	$—
Cash and cash equivalents	$2,219,596	$137,901
Total assets	$371,446,443	$138,741
Credit facility and line of credit with affiliate	$207,635,000	$—
Total liabilities	$214,162,872	$38,625
Stockholders’ equity	$156,265,496	$100,116

Operating Data:
Total revenue	$7,475,108	$—
General and administrative expenses	$806,091	$99,884
Property operating expenses	$1,032,556	$—
Advisory fees and expenses	$671,244	$—
Acquisition-related expenses	$6,966,042	$—
Depreciation and amortization	$2,636,941	$—
Operating loss	$(4,637,766)	$(99,884)
Interest expense	$(1,774,615)	$—
Net loss	$(6,411,274)	$(99,884)

Cash Flow Data:
Net cash used in operating activities	$(2,261,095)	$(61,259)
Net cash used in investing activities	$(366,238,835)	$—
Net cash provided by financing activities	$370,581,625	$199,160

Per Share Data:
Net loss - basic and diluted	$(1.11)	$(5.38)
Distributions declared per common share	$0.47	$—
Weighted average shares outstanding - basic and diluted	5,797,970	18,576

Distributions and Share Redemptions

The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Distribution Policy and Distributions” beginning on page 134 of the prospectus.

As of September 30, 2014, cumulative since inception, we have declared approximately $2.7 million of distributions and we have paid approximately $1.9 million of distributions, of which approximately $846,000 was paid in cash and approximately $1.0 million was reinvested in shares of our common stock pursuant to the distribution reinvestment plan. Our net loss was approximately $6.4 million as of September 30, 2014, cumulative since inception. As we did not commence principal operations until January 13, 2014, we did not pay any distributions during the period from February 26, 2013 (Date of Inception) to December 31, 2013.

The following table presents distributions and sources of distributions for the periods indicated below:

	Cumulative Paid Since Inception		Nine Months Ended September 30, 2014
	Amount	Percent	Amount	Percent
Distributions paid in cash	$845,810	45%	$845,810	45%
Distributions reinvested	1,018,075	55%	1,018,075	55%

Total distributions	$1,863,885	100%	$1,863,885	100%

Source of distributions:
Proceeds from issuance of common stock	$1,863,885	100%	$1,863,885	100%

Net cash used by operating activities for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, was approximately $2.3 million and reflected a reduction for real estate acquisition-related expenses incurred of approximately $7.0 million, in accordance with GAAP. As set forth in the “Estimated Use of Proceeds” section of the prospectus, we treat our real estate acquisition-related expenses as funded by proceeds from our offering, including proceeds from the distribution reinvestment plan. Therefore, for consistency, proceeds from the issuance of common stock for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, are considered a source of our distributions to the extent that real estate acquisition-related expenses have reduced net cash flows used in operating activities. As such, distributions of $1.9 million for the nine months ended September 30, 2014 and as of September 30, 2014, cumulative since inception, were funded from proceeds from the offering.

The following data supplements, and should be read in conjunction with, the section of our prospectus captioned “Description of Shares — Share Redemption Program” beginning on page 138 of the prospectus.

As of September 30, 2014, we received a valid redemption request upon the death of a stockholder for approximately 1,700 shares, which we redeemed in full subsequent to September 30, 2014 for $17,000 ($10.00) per share.

Valuation Policy

The following information supersedes and replaces the second paragraph of the section of our prospectus captioned “Description of Shares — Valuation Policy” beginning on page 143 of the prospectus.

Estimates based solely on the most recent offering price of our shares will be subject to numerous limitations. For example, such estimates will not take into account:

•	individual or aggregate values of our assets;

•	real estate market fluctuations affecting our assets generally;

•	adverse or beneficial developments with respect to one or more assets in our portfolio;

•	our costs of the offering including any sales commissions or dealer manager fees; or

•	our costs of acquiring assets.

Revised Forms of the Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional Subscription Agreement

The prospectus is hereby supplemented to include revised forms of our Initial Subscription Agreement, Additional Subscription Agreement, Alternative Initial Subscription Agreement and Alternative Additional

Subscription Agreement, which are attached hereto as Appendices B, C, D and E, respectively. Such revised subscription agreements replace in their entirety Appendices B, C, D and E, respectively, to the prospectus.

Incorporation by Reference

The following information supersedes and replaces the section of our prospectus captioned “Incorporation By Reference” beginning on page 185 of the prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-187470) except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 28, 2014;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014 filed with the SEC on May 14, 2014;

(3)	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the SEC on August 14, 2014;

(4)	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed with the SEC on November 12, 2014;

(5)	Definitive Proxy Statement filed with the SEC on April 8, 2014 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2013);

(6)	Current Report on Form 8-K filed with the SEC on January 13, 2014;

(7)	Current Report on Form 8-K filed with the SEC on February 13, 2014;

(8)	Current Report on Form 8-K filed with the SEC on March 13, 2014;

(9)	Current Report on Form 8-K filed with the SEC on May 1, 2014;

(10)	Current Report on Form 8-K filed with the SEC on June 2, 2014;

(11)	Current Report on Form 8-K filed with the SEC on June 10, 2014;

(12)	Current Report on Form 8-K filed with the SEC on June 18, 2014;

(13)	Current Report on Form 8-K filed with the SEC on June 20, 2014;

(14)	Current Report on Form 8-K filed with the SEC on June 25, 2014;

(15)	Current Report on Form 8-K filed with the SEC on July 1, 2014;

(16)	Current Report on Form 8-K filed with the SEC on July 14, 2014;

(17)	Current Report on Form 8-K filed with the SEC on September 5, 2014;

(18)	Current Report on Form 8-K filed with the SEC on October 6, 2014;

(19)	Current Report on Form 8-K filed with the SEC on October 10, 2014;

(20)	Current Report on Form 8-K filed with the SEC on October 21, 2014;

(21)	Current Report on Form 8-K filed with the SEC on November 3, 2014;

(22)	Current Report on Form 8-K filed with the SEC on November 5, 2014;

(23)	Current Report on Form 8-K filed with the SEC on November 10, 2014;

(24)	Current Report on Form 8-K filed with the SEC on November 14, 2014;

(25)	Current Report on Form 8-K filed with the SEC on December 15, 2014;

(26)	Current Report on Form 8-K filed with the SEC on December 15, 2014;

(27)	Current Report on Form 8-K filed with the SEC on December 18, 2014;

(28)	Current Report on Form 8-K filed with the SEC on December 19, 2014;

(29)	Current Report on Form 8-K filed with the SEC on December 30, 2014; and

(30)	Current Report on Form 8-K/A filed with the SEC on January 20, 2015.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov. In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies also can be obtained by mail from the Public Reference Room at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write us at 2325 E. Camelback Road, Suite 1100, Phoenix, Arizona 85016, Attention: Investor Relations, or contact our offices at (866) 907-2653. The documents also may be accessed on our website at www.colecapital.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

APPENDIX B

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)
Investors should not sign this Initial Subscription Agreement for the offering unless they have received the current final Prospectus.

1.	This subscription is in the amount of $ ☐ Check if amount is estimated
☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000) (complete all sections except for B and D or complete the separate simplified Additional Subscription Agreement)

Existing Account #

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow
☐ ACH (Copy of voided check required)
			☐ Checking	☐ Savings
Financial Institution

	Routing/Transit #		Account #

3. (Optional) For purchases without selling commissions, please designate below, if applicable:
☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration	2.	Qualified Registration
	☐ Individual Ownership (one signature required)		☐ Traditional IRA
	☐ Joint Tenants with Right of Survivorship (all parties must sign)		☐ Roth IRA
	☐ Community Property (all parties must sign)		☐ Keogh Plan
	☐ Tenants-in-Common (all parties must sign)		☐ Simplified Employee Pension/Trust (S.E.P.)
	☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee Certification of Investment Power required)		☐ Pension or Profit Sharing Plan (exempt under 401(a)) ☐ Non-custodial ☐ Custodial
	Nameof Trust		PlanName Tax ID #
	Dateof Trust Tax ID # (if applicable)		☐ Other (specify)
	☐ Transfer on Death (fill out TOD Form to effect designation)	3.	Custodian or Clearing Firm/Platform Information, if
	☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act		applicable (send all paperwork directly to the Custodian or Clearing Firm/Platform)
	(UGMA/UTMA adult custodian signature required)		Name
	State of		Street/PO Box

     Custodian for (minor’s name)

☐   Corporate Ownership (authorized signature and Corporate Resolution or Cole Corporate Resolution Form required)

      ☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐   Partnership Ownership (authorized signature and Partnership paperwork or Cole Corporate Resolution Form required)

☐   Limited Liability Company (authorized signature and LLC paperwork or Cole Corporate Resolution Form required)

☐   Taxable Pension or Profit Sharing Plan (authorized signature and Plan paperwork required)

☐   Other (specify)

City State Zip
Custodian Tax ID # (provided by Custodian)
Custodian or Clearing Firm/Platform Account #
Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name		Co-Investor or Co-Trustee Name (if applicable)

Mailing Address		Mailing Address

City State Zip		City State Zip

Phone Business Phone		Phone Business Phone

Email Address		SSN or Tax ID #	Date of Birth

SSN or Tax ID #	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City State Zip

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan	Note: All custodial account distributions not reinvested pursuant to
☐ Send to Custodial Account (listed in Section B-3)	the distribution reinvestment plan will be sent to the custodian.
☐ Mail to Address of Record (Non-custodial accounts only)
☐ Mail to Brokerage Account or Third Party	☐ Direct Deposit (Non-custodial accounts only)
(Non-custodial accounts only)	☐ Checking ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2
City State Zip

By signing this agreement, I authorize Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II) to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize CCIT II to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
INVESTOR | CO-INVESTOR
| 1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.
| 2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.
|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.
|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	9. For Kentucky and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)
|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.
|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

City State Zip

Email Address

☐    Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer.

     ONLYCHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)
	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AGMT-04 (10-14)

APPENDIX C

COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCIT II and who purchased their shares directly from CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCIT II Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount of $ (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed Check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID #

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT Prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and those sections of 5-14 as appropriate)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectus, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

|	5. For Alabama residents: My (our) liquid net worth is at least 10 times my (our) investment in CCIT II and similar programs.

|	6. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	7. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	8. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	9. For Kentucky and Tennessee residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

|	10. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed ten percent (10%) of my (our) net worth.

C-1

INVESTOR | CO-INVESTOR

|	11. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	12. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)

|	13. For North Dakota, Oregon and Pennsylvania residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

|	14. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five (5) business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, CCIT II will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in CCIT II unless you have read and understood this agreement and the Prospectus referred to above and understand the risks associated with an investment in CCIT II. In deciding to invest in CCIT II, you should rely only on the information contained in the Prospectus, and not on any other information or representations from any other person or source. CCIT II and each person selling shares of CCIT II common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. THIS ELECTION IS NOT AVAILABLE FOR ALABAMA RESIDENTS AND THEIR REPRESENTATIVES.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #
E FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc. and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in CCIT II is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	CCIT II	CCIT II
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved		CCIT2-AI-04 (10-14)

C-2

APPENDIX D

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

INITIAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK	866.907.2653

A INVESTMENT (a separate Initial Subscription Agreement is required for each initial investment)

1.	This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Initial Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

	a. $ COLE CREDIT PROPERTY TRUST V, INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

	b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.	☐ Initial Subscription (minimum $2,500)
☐ Additional Subscription (minimum $1,000)
Existing Account #
☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired	☐ Funds to follow

☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

3.	(Optional) For purchases without selling commissions, please designate below, if applicable:
	☐ RIA/WRAP Account	☐ Cole Employee, Affiliate or their Family Member
ONLY CHECK ONE OF THESE BOXES IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

B TYPE OF REGISTRATION (please complete either section 1 or 2, but not both, and section 3, if applicable)
1.	Non-Qualified Registration

☐ Individual Ownership (one signature required)

☐ Joint Tenants with Right of Survivorship (all parties must sign)

☐ Community Property (all parties must sign)

☐ Tenants-in-Common (all parties must sign)

☐ Trust (trustee or grantor signatures and trust documents or Cole Trustee  Certification of Investment Power required)

Name of Trust

Date	of Trust Tax ID # (if applicable)

☐ Transfer on Death (fill out TOD Form to effect designation)

☐ Uniform Gifts to Minors Act or Uniform Transfer to Minors Act

     (UGMA/UTMA adult custodian signature required)

State of

Custodian for (minor’s name)

☐ Corporate Ownership (authorized signature and Corporate Resolution or Cole   Corporate Resolution Form required)

☐ S-corp ☐ C-corp (will default to S-corp if nothing is marked)

☐ Partnership Ownership (authorized signature and Partnership paperwork or   Cole Corporate Resolution Form required)

☐ Limited Liability Company (authorized signature and LLC paperwork or Cole   Corporate Resolution Form required)

☐ Taxable Pension or Profit Sharing Plan   (authorized signature and Plan paperwork required)

☐ Other (specify)

2.	Qualified Registration

☐ Traditional IRA

☐ Roth IRA

☐ Keogh Plan

☐ Simplified Employee Pension/Trust (S.E.P.)

☐ Pension or Profit Sharing Plan (exempt under 401(a))

☐ Non-custodial     ☐ Custodial

    Plan Name                                                              Tax ID #

    ☐ Other (specify)

3.	Custodian or Clearing Firm/Platform Information, if applicable

    (send all paperwork directly to the Custodian or Clearing Firm/Platform)

Name

Street/PO Box

City                                                             State                     Zip

Custodian Tax ID # (provided by Custodian)

Custodian or Clearing Firm/Platform Account #

Custodian Phone

C REGISTRATION INFORMATION (or Trustees if applicable)

Investor or Trustee Name		Co-Investor or Co-Trustee Name (if applicable)

Mailing Address		Mailing Address

City	State Zip	City	State Zip

Phone	Business Phone	Phone	Business Phone

Email Address		SSN or Tax ID #	Date of Birth

SSN or Tax ID #	Date of Birth

Street Address (if different from mailing address or mailing address is a PO Box)

City	State Zip

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

D DISTRIBUTION INSTRUCTIONS (will default to Address of Record or Custodian if nothing is marked)
Complete this section to enroll in the Distribution Reinvestment Plan or to elect how you wish to receive your distributions.

☐ Reinvest pursuant to Distribution Reinvestment Plan

☐ Send to Custodial Account (listed in Section B-3)

☐ Mail to Address of Record (Non-custodial accounts only)

☐ Mail to Brokerage Account or Third Party

(Non-custodial accounts only)

Note: All custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be sent to the custodian.

☐ Direct Deposit (Non-custodial accounts only)

        ☐ Checking                     ☐ Savings

Payee Name	Account #

Account #	Financial Institution

Mailing Address	Routing/Transit #
☐ Check if banking information is same as provided in Section A-2

City State Zip

By signing this agreement, I authorize the applicable Cole REIT to deposit distributions into the account specified in Section D, and to debit that account in the amount of any distribution deposited in error. If I withdraw deposits made in error, I authorize the applicable Cole REIT to retain future distributions until the erroneous deposits are recovered. This authorization is effective until terminated in writing by either party.

E INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)
I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:
For Investors in either or both offerings:
INVESTOR | CO-INVESTOR
|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of Cole Credit Property Trust V, Inc. (CCPT V) and Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II).
|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.
|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).
|	4. I (we) acknowledge that the shares are not liquid.
For Investors in Cole Credit Property Trust V, Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.
|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.
|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.
For Investors in Cole Office & Industrial REIT (CCIT II), Inc.
INVESTOR | CO-INVESTOR
|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).
|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.
|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.
|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.
|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.
|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)
|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.
|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

☐    By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you are choosing to go green, please make sure you provide your email address in Section C.) If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Initial Subscription Agreement is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of the shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

F FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)
1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)
a.		b.
	Name of Registered Representative		Name of Broker-Dealer

	Representative ID # Phone		Representative CRD #
Have you changed firm affiliation (since last purchase)?
	Mailing Address		☐ Yes ☐ No

☐   Please check the box if the purchase is being made in the Registered Representative’s or Broker-Dealer’s personal account, in the account of one of their immediate family members, or in the account of any licensed employee of the Broker-Dealer. ONLY CHECK THIS BOX IF COMMISSIONS SHOULD NOT BE PAID ON THE PURCHASE.

City State Zip

Email Address

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)
a.		b.
	Name of RIA Representative		Name of RIA Office

	Mailing Address		RIA IARD #

	City State Zip		Name of Clearing Firm

	Phone		Name of Broker-Dealer (if applicable)

	Email Address		Have you changed firm affiliation (since last purchase)?
☐ Yes ☐ No

G FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

ONCE COMPLETE, PLEASE DELIVER THIS FORM TO:	Via Regular Mail:	Via Overnight/Express Mail:
	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved			JOINT-3-AGMT-03 (10-14)

APPENDIX E

NOT FOR USE IN ALABAMA, ARKANSAS, MARYLAND, PENNSYLVANIA, SOUTH CAROLINA OR TENNESSEE

COLE CREDIT PROPERTY TRUST V, INC. COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC.

ADDITIONAL SUBSCRIPTION AGREEMENT FOR THE PURCHASE OF COMMON STOCK			866.907.2653

This form may be used by any current investor in Cole Credit Property Trust V, Inc. (CCPT V) and/or Cole Office & Industrial REIT (CCIT II), Inc. (CCIT II), who desires to purchase additional shares of CCPT V and/or CCIT II and who purchased their shares directly from CCPT V and/or CCIT II. Investors who acquired shares other than through use of an Initial Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the CCPT V Initial Subscription Agreement, CCIT II Initial Subscription Agreement or the CCPT V/CCIT II Joint Initial Subscription Agreement.

A INVESTMENT (a completed Additional Subscription Agreement is required for each additional investment)

1.	This subscription is in the amount(s) and for the Cole real estate investment trust(s) (Cole REIT(s)) listed below. Investors should not sign this Additional Subscription Agreement for either offering unless they have received the current final Prospectuses for BOTH offerings.

a. $ COLE CREDIT PROPERTY TRUST V, INC. (minimum $1,000) ☐ Check if amount is estimated

b. $ COLE OFFICE & INDUSTRIAL REIT (CCIT II), INC. (minimum $1,000) ☐ Check if amount is estimated

2.	Payment will be made with:	☐ Enclosed check (Make check payable to Cole REIT)	☐ Funds wired ☐ Funds to follow
☐ ACH (Copy of voided check required)
☐ Checking ☐ Savings
Financial Institution

	Routing/Transit #		Account #

B REGISTRATION INFORMATION

Existing Account Registration (name of Account)			SSN or Tax ID #

Existing Account #

Volume Discounts

I am (we are) making, or previously have made, investments in the following programs sponsored by Cole Capital that are Eligible Programs, as defined in a Cole REIT prospectus. (You may only include any investments made by the same “purchaser,” as defined in the Prospectus.) This information will help determine whether volume discounts may be applicable. All holdings are subject to verification.

Name of Cole Program	Cole Account #	SSN or Tax ID #

C INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (Investor(s) must initial each of sections 1-4 and any other applicable sections)

I (we) (or, in the case of fiduciary accounts, the person authorized to sign on my (our) behalf) hereby acknowledge and/or represent the following:

For Investors in either or both offerings:

INVESTOR | CO-INVESTOR

|	1. I (we) have received the final Prospectuses, whether over the Internet, on a CD-ROM, paper copies, or any other delivery method, relating to the shares of CCPT V and CCIT II.

|	2. Excluding home, home furnishings and automobiles, I (we) either: (i) have a net worth of at least $70,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $70,000; or (ii) have a net worth of at least $250,000. In the case of sales to fiduciary accounts, the specific requirements shall be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

|	3. I am (we are) purchasing the shares for my (our) own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Initial Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

|	4. I (we) acknowledge that the shares are not liquid.

For Investors in Cole Credit Property Trust V, Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCPT V and the securities of similar direct participation programs.

|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCPT V.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCPT V does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCPT V, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCPT V, its affiliates and other non-traded real estate investment programs does not exceed 10% of my (our) liquid net worth.

|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCPT V.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCPT V, its affiliates and other non-traded real estate investment trusts.

For Investors in Cole Office & Industrial REIT (CCIT II), Inc.

INVESTOR | CO-INVESTOR

|	5. For California residents: I (we) either: (i) have a net worth of at least $75,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $75,000; or (ii) have a net worth of at least $250,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	6. For Iowa residents: Excluding home, furnishings and automobiles, I (we) either (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II and its affiliates does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for Iowa investors).

|	7. For Kansas, Maine and Massachusetts residents: I (we) acknowledge that the Kansas, Maine and Massachusetts securities regulators recommend that I (we) should invest, in the aggregate, no more than 10% of my (our) “liquid net worth” (as defined in the Prospectus for Kansas, Maine and Massachusetts investors) in CCIT II and the securities of similar direct participation programs.

|	8. For Kentucky residents: My (our) liquid net worth is at least 10 times my (our) maximum investment in CCIT II.

|	9. For Nebraska residents: Excluding home, furnishings and automobiles, I (we) either: (i) have a minimum net worth of $100,000 and an annual income of $70,000, or (ii) have a minimum net worth of $350,000. In addition, my (our) investment in CCIT II does not exceed 10% of my (our) net worth.

|	10. For New Jersey residents: Excluding home, home furnishings and automobiles, I (we) either (i) have a minimum liquid net worth (as defined in the Prospectus for New Jersey investors) of at least $100,000 and a minimum annual gross income of not less than $85,000 or (ii) have a minimum liquid net worth of at least $350,000. In addition, my (our) investment in CCIT II, shares of its affiliates and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) does not exceed 10% of my (our) liquid net worth.

|	11. For New Mexico residents: My (our) aggregate investment in CCIT II, its affiliates and other non-traded real estate investment trusts does not exceed 10% of my (our) “liquid net worth” (as defined in the Prospectus for New Mexico investors.)

|	12. For North Dakota and Oregon residents: My (our) net worth is at least 10 times my (our) investment in CCIT II.

|	13. For Ohio residents: I (we) hereby acknowledge that Ohio investors may not invest, in the aggregate, more than 10% of their “liquid net worth” (as defined in the Prospectus for Ohio investors) in CCIT II, its affiliates and other non-traded real estate investment trusts.

C   INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES (continued)

☐	By checking here I confirm I would like to go green and no longer receive in paper any documents that Cole can send to me electronically. (If you decide later that you want to receive documents in paper, you can contact Cole Investor Services at 866.907.2653.) If you are choosing to go green, please provide your email address here:

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury that (i) the taxpayer identification number shown on this Additional Subscription Agreement is true, correct and complete, (ii) I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

A sale of shares may not be completed until at least five business days after the date the subscriber receives the final Prospectus. If a subscriber’s subscription is accepted, Cole will send the subscriber confirmation of their purchase after they have been admitted as an investor.

Notice is hereby given to each investor that by executing this agreement you are not waiving any rights you may have under the Securities Act of 1933, as amended, or any state securities laws.

Investor’s Signature	Date	Custodian Signature	Date

Co-Investor’s Signature	Date

You should not invest in a Cole REIT unless you have read and understood this agreement and the Prospectuses referred to above and understand the risks associated with an investment in the Cole REIT. In deciding to invest in a Cole REIT, you should rely only on the information contained in the Prospectuses, and not on any other information or representations from any other person or source. Each Cole REIT and each person selling shares of its common stock shall be responsible for making every reasonable effort to determine that such purchase of shares is a suitable and appropriate investment for each investor, based on the information provided by the prospective investor regarding the investor’s financial situation and investment objectives.

☐	I am a Registered Investment Advisor representative and am completing and signing this application for a fiduciary account over which I maintain discretionary authority pursuant to a legally valid investment advisory agreement, which discretionary authority includes within its scope my completion and execution of this application on behalf of the investor.

☐	I am acting in a fiduciary capacity and am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor.

D FINANCIAL ADVISOR INFORMATION (please complete 1 or 2)

1) REGISTERED REPRESENTATIVE (to be completed by selling Registered Representative)

Name of Registered Representative	Representative and Branch ID #

2) REGISTERED INVESTMENT ADVISOR (RIA) REPRESENTATIVE (to be completed by RIA Representative)

Name of RIA Representative	RIA IARD #

E FINANCIAL ADVISOR SIGNATURES
Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to Cole Capital Corporation, Cole Capital Advisors, Inc., CCPT V and CCIT II that I have reasonable grounds for believing that the purchase of the shares by the investor in the respective Cole REIT(s) is a suitable and appropriate investment for this investor.

Signature of Registered or RIA Representative	Signature of Broker-Dealer or Clearing Firm/Platform (if applicable)

This Page Left Blank Intentionally

ONCE COMPLETE, PLEASE	Via Regular Mail:	Via Overnight/Express Mail:
DELIVER THIS FORM TO:	COLE REIT	COLE REIT
	DST Systems, Inc.	DST Systems, Inc.
Via Fax:	P.O. Box 219312	430 West 7th Street
1.877.616.1118	Kansas City, MO 64121-9312	Kansas City, MO 64105

© 2014 Cole Capital Advisors, Inc. All rights reserved	JOINT-3-AI-03 (10-14)

E-4